SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 24, 2003 (Date of earliest event reported)       Commission file number: 1-14005

Frisby Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1411534
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107
(Address of principal executive offices)
(Zip code)

(336) 784-7754
(Registrant’s telephone number, including area code)

Item 5.    Other Events

     As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina (the “Court”).

     On April 24, 2003, the Court entered orders authorizing the Debtor to conduct a public sale of its office equipment, furniture, fixtures and other miscellaneous property and that all claims of lien, encumbrance and interest against the proceeds of sale be transferred to the proceeds of said sale.

     On April 25, 2003, the Company filed with the Court its Third Monthly Report for the period of March 1, 2003 through March 31, 2003. The report is filed herewith as Exhibit 99.1. The report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.

     On April 28, 2003, the Court entered an order authorizing the Debtor to borrow an additional $25,000 under the same terms and conditions as outlined in the Stipulation and Emergency Order entered on January 17, 2003.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable (b) Not applicable (c) Exhibits

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Third Monthly Report of Debtor-in-Possession.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

	By:	/s/ Mark D. Gillis

Mark D. Gillis
Chief Restructuring Officer

Date: May 9, 2003